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                                                                   EXHIBIT 10.3


                                EMPLOYMENT AGREEMENT


     This Employment Agreement (this "Agreement") is made and entered into effective the 1st day of January, 1999 (the "Effective Date"), by and between Casino Data Systems, a Nevada corporation ("CDS") and Steven A. Weiss ("Employee"). For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, CDS and Employee hereby agree as follows:

     1.   EMPLOYMENT; SERVICES.

          1.1 CDS hereby hires and employs Employee and Employee hereby accepts such hiring and employment for the position set forth on Exhibit A (the "Position") and for the purpose of performing those services (the "Services") which are usual and customary for the Position. Employee shall use diligent efforts and shall devote such time and energies as may be reasonably required to perform the Services to the best of Employee's ability.

          1.2 During the term of this Agreement, Employee shall not (i) work as an employee of or independent consultant or contractor for, or provide any other services for hire or benefit to, any third party that competes with CDS or its related entities, or (ii) engage in any activity that in any way competes with the interests of CDS, whether Employee is acting by Employee's own behalf or as an officer, director, shareholder, partner, fiduciary, or otherwise, unless Employee shall first receive the written consent of a majority of the Board of Directors of CDS (the "Board").

          1.3 Employee shall report only to the person identified in Exhibit A (the "Supervisor") such position shall at all times during the term of this Agreement have final and complete authority over Employee with respect to all decisions related to the Services and the direction and control of Employee. In all cases requiring Board action, the Board shall act by majority vote.
In every case under this Agreement where a vote of the Board is required, such vote shall not include Employee's vote at any time that Employee is a member of the Board.

     2.   TERM.

          2.1 The term of this Agreement shall commence on the Effective Date (the "Effective Date") and shall expire on December 31, 1999, unless terminated earlier pursuant to one or more of the following provisions:

               2.1.1. CDS shall have the right to terminate this Agreement and the Services by delivery of written notice to Employee, provided that a majority of the Board has voted to terminate this Agreement not less than thirty (30) days prior to the delivery of such notice. In such case, this Agreement shall terminate thirty (30) days following the date of delivery of such notice.

               2.1.2. Employee shall have the right to terminate this Agreement and the Services by delivery of written notice to CDS at any time. In such case, this Agreement shall terminate thirty (30) days following the date of delivery of such notice.

               2.1.3. This Agreement shall terminate upon Employee's death.

          2.2  In the event that any of the following events occurs:


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               2.2.1. This Agreement is terminated by CDS without "Good
Cause" (defined below), or

               2.2.2. Employee resigns for "Good Reason" (defined below) prior to the expiration of this Agreement's term,

then, in addition to all salary, prorated bonus, and benefits due to the effective date of termination, CDS shall also pay to Employee base salary, prorated bonus and benefits for the compensation continuation period set forth in Exhibit A to this Agreement.

          2.3 If this Agreement is terminated by CDS prior to the end of its term for Good Cause or if Employee resigns for other than Good Reason, then CDS shall pay Employee's salary, prorated bonus, and benefits only through the effective date of termination of employment.

          2.4  As used herein, "Good Cause" shall mean any of the following:

               2.4.1. Employee persists in taking actions reasonably considered to be in material breach of this Agreement by CDS after notice that such actions are a material breach of Employee's obligations hereunder; or

               2.4.2. Employee is guilty of any grave misconduct or willful material neglect in any discharge of any of Employee's material duties hereunder to the serious detriment of CDS; or

               2.4.3. Employee is convicted of any serious criminal offense which, in the reasonable opinion of the Board, affects Employee's position as an employee of CDS; or

               2.4.4. Employee has engaged in any conduct or has engaged in relationships with other persons that would, in the reasonable opinion of the Board, jeopardize any existing or future gaming licenses held or sought by CDS.

          2.5 As used herein, "Good Reason" shall mean one of the following shall occur:

               2.5.1. A "Change of Control" of CDS occurs. For purposes of this Agreement, a "Change of Control" shall mean any one or more of the following occurrences:

                      2.5.1.1 Any person or group of persons becomes the beneficial owner of 30% or more of any equity security of CDS entitled to vote for the election of directors.

                      2.5.1.2 A majority of the members of the Board is replaced within period of less than two years by directors not nominated and approved by the Board.

                      2.5.1.3 The stockholders of CDS approve an agreement to merge or consolidate with or into another corporation, or an agreement to sell or otherwise dispose of all or substantially all of the assets of CDS (including a plan of liquidation); or

               2.5.2  Employee has been demoted; or

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               2.5.3  Employee has incurred a substantial reduction in
Employee's authority or responsibility; or

               2.5.4 There has been a material change in Employee's working hours or working days to non-normal working hours or non-normal working days; or

               2.5.5 Employee has incurred material reduction in Employee's remuneration either as base pay or benefits.

     3.     COMPENSATION.

          3.1 From and after the Effective Date, CDS shall pay to Employee an annual gross base salary (the "Base Salary") equal to the amount set forth on Exhibit A hereof which Base Salary shall be payable in twenty-six equal installments. Such installments shall be paid in arrears every two (2) weeks. The Base Salary may be increased by the Board.

          3.2 In addition to Employee's salary, Employee shall receive a monthly car allowance equal to the amount set forth on Exhibit A hereof.

          3.3 Employee may receive an annualized bonus (the "Bonus") of up to the amount specified on Exhibit A hereof, payable at such time and manner designated by the Supervisor. The Bonus will be dependent upon Employee's satisfaction of certain criteria mutually agreed upon by Employee and the Supervisor. Employee and the Supervisor will review and, if mutually agreed, revise the criteria for the Bonus not less frequently than annually.

          3.4 CDS shall withhold all relevant income taxes, unemployment insurance, Social Security contributions, workers' compensation insurance, and other customary amounts from Employee's Base Salary and Bonus, if any, prior to distribution of the net proceeds therefrom to Employee.

          3.5 Employee shall be eligible for any other benefits as may be provided by CDS from time to time for its executive employees, pursuant to CDS' policies and eligibility requirements with respect thereto. Such benefits may be amended, changed, or terminated from time to time by the Board, in its sole and absolute discretion, provided that CDS takes such action with respect to all employees similarly situated as Employee and does not discriminate against Employee in any such action.

          3.6 CDS shall have the right to purchase "key man" insurance covering Employee at any time. Any such policy and the proceeds therefrom shall at all times remain the property of CDS, which shall at all times be the designated beneficiary thereunder and neither Employee nor Employee's estate, heirs, or beneficiaries shall have any right, title or interest therein or thereto.

          3.7 All stock options of CDS held by Employee, whether granted before or following the date of this Agreement, shall, notwithstanding any other conditions described in the agreements covering stock options, vest in their entirety upon a Change in Control (as defined in Section 2.5.1. herein) occurring during the term of this Agreement.

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     4.   NON-COMPETITION.

               4.1.1. This non-competition provision shall remain in effect until:

               4.1.2. Employee dies; or

               4.1.3. Employee's employment with CDS is terminated without Good Cause or is terminated by Employee for Good Reason; or

               4.1.4. Two years after the date of the termination of Employee's employment by CDS for Good Cause or the termination of Employee's employment by Employee without Good Reason; or

               4.1.5. Two years after the termination of Employee's employment with CDS by reason of the expiration of this Agreement and Employee's refusal at CDS's request to renew this Agreement for other than Good Reason.

The term of this non-competition provision shall expire as specified in the applicable subsection above upon the happening of the first of any of the above events to occur.

          4.2 During the term of this non-competition provision, Employee shall not, either directly or indirectly, for or on behalf of Employee or for or in conjunction with any other person, company, or other entity, whether as an employee, independent contractor, consultant, shareholder, owner, or otherwise, engage in any activity in any location or place in the world if such activity directly or indirectly competes with the business of CDS. Without limiting the generality of the foregoing, during the term of this non-competition provision, Employee shall not call upon any customer or potential customer of CDS or any related entity of CDS, perform any of the Services or other activities which Employee performed while in the employ of CDS for a competitor of CDS or its related entities, solicit orders for any products or services similar to those products or services offered by CDS, sell any products or services competing with the products or services of CDS, divert or take away any customer or business opportunity of CDS or any related entity of CDS, entice or hire away any employee from CDS or any related entity of CDS, or otherwise compete with CDS in any manner during the term of this Agreement.

     5. CONFIDENTIALITY; PROPRIETARY RIGHTS OF CDS; DISCLAIMER OF RIGHTS TO TECHNOLOGY AND INTELLECTUAL PROPERTY.

          5.1 At all times during the term of this Agreement and from and after the termination of this Agreement, whether such termination takes place in accordance with the provisions of this Agreement or for any other reason, and whether this Agreement is terminated for or without cause, Employee shall keep strictly confidential and secret any and all proprietary or confidential information related to CDS or CDS' business, whether such information is obtained by Employee in the course of Employee's employment or otherwise. Without limiting the generality of the foregoing, Employee shall not disclose to any other person, company, or entity (except in connection with Employee's duties and obligations consistent with the terms of this Agreement and the scope of the Services) any aspect of CDS' business methods, manufacturing processes, business secrets, business systems or products, customer names, prospective customers, accounting systems, computer software or hardware systems, or marketing or business plans (collectively, the "Confidential Information").

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          5.2  The foregoing notwithstanding, Confidential Information does not include any of the following:

               5.2.1. information which through no wrongful act or failure to act on the part of Employee becomes generally known or available, or

               5.2.2. information which is furnished to others by CDS without restriction on disclosure, or

               5.2.3. information which is hereafter furnished to Employee by third parties as a matter of right and without restriction on disclosure, or

               5.2.4. information which is known to others in the industry or is ascertainable from other sources without a breach by the other sources of any nondisclosure agreement on their part.

          5.3 At all times during the term of this Agreement and from and after the termination of this Agreement, Employee shall hold in a fiduciary capacity for the benefit of CDS and shall disclose fully to CDS immediately upon origination, discovery, invention or acquisition, any and all inventions, discoveries, improvements, apparatus, processes, compounds, formulae, computer programs, patents, licenses, copyrights and trademarks made, invented, discovered, developed or secured by Employee during his employment by CDS, solely or jointly with others, or otherwise, and which may be directly or indirectly useful in, or relate to, the manufacture, production, sale, development, or use of any product or service of CDS, and all of the foregoing shall be owned exclusively by CDS. Employee agrees and acknowledges that the compensation paid to Employee under this Agreement is full and adequate consideration for Employee's covenants under this Section
5.3 and that Employee shall not be entitled to receive any other compensation, fee, commissions, royalty or other amount in connection therewith.

     6.   INDEMNITY; SURVIVAL.

          6.1 Each of Employee and CDS shall indemnify, defend, and hold harmless the other from and against any and all loss, cost, damage, liability, or expense, as a result of malicious conduct of the other, or a willful breach of a duty of good faith. This indemnity shall only apply to Employee's actions and duties as an employee of CDS. This indemnity is not intended to nor shall it be interpreted to alter, amend or in any way affect Employee's actions or duties as a member of the Board (if applicable), or the respective indemnification provisions affecting or relating to all Directors of CDS.

          6.2 The provisions of Articles 4, 5 and 6 of this Agreement shall survive the termination of this Agreement.

     7.   MISCELLANEOUS PROVISIONS.

          7.1 FILES. All records contained in the files of CDS (other than Employee's personal background and financial information) shall be the property of CDS and Employee shall not remove such records upon the termination of Employee's employment with CDS. Upon such termination, and at Employee's written request, CDS shall provide Employee with copies of all of Employee's personal

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background and financial information then held by CDS and CDS shall destroy all remaining copies, including any electronic form of such information.

          7.2 INTEGRATION; AMENDMENTS. This Agreement, including Exhibit A attached hereto, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements between the parties with respect thereto. This Agreement may not be altered, amended, changed, terminated or modified in any respect or particular unless the same shall be in writing and signed by the part to be charged.

          7.3 ATTORNEY'S FEES. In the event of any action for breach of, to enforce the provisions of, or otherwise arising out of or in connection with this Agreement, the prevailing party in such action, as determined by the court in such action, shall be entitled to receive its reasonable attorneys' fees and costs form the other party. If a party voluntarily dismisses an action, a reasonable sum as attorneys' fees shall be awarded to the other party.

          7.4 NEVADA LAW; JURISDICTION AND VENUE. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada. This parties hereby consent to the personal jurisdiction of any court of competent jurisdiction with the State of Nevada. The exclusive venue for any action or proceeding relating to or arising out of this Agreement shall be Clark County, Nevada.

          7.5 BINDING EFFECT. Employee acknowledges that Employee's obligations and duties under this Agreement are unique personal services benefiting CDS and shall not be delegated in any manner or respect nor shall this Agreement be assigned by Employee. This Agreement may not be assigned by CDS without Employee's prior consent, except in connection with any sale or transfer of all or part of CDS' business, in which case no consent of Employee shall be required. This Agreement shall be binding upon and inure to the benefit of any permitted heirs, successors, and assigns.

          7.6 VALIDITY. Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be valid based upon applicable law. But, if any provision or part of any provision of this Agreement shall be held by a court of competent jurisdiction to be invalid or prohibited thereunder, such provision or part of any such provision shall be ineffective only to the extent of such invalidity or prohibition, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

          7.7 HEADINGS. The headings of the sections of this Agreement are inserted solely for convenience of reference and are not a part of and are not intended to govern, limit or aid in the construction of any term or provision of this Agreement.

          7.8 NOTICES. Any notice required or permitted to be given under this Agreement shall be in writing and delivered in person to the other party, or sent by certified United States Mail, with postage prepaid.

          7.9 WAIVER. The failure of either party to enforce any of its rights or remedies in connection with a breach of this Agreement by the other party or in any other case shall not be deemed to be a waiver of said first party's rights or remedies with respect thereto or with respect to any other breach of this Agreement by the other party. No such waiver of rights or remedies shall exist unless the same shall be in writing and signed by the party to be charged.

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          7.10 REMEDIES. Employee acknowledges that CDS' remedy at law for any breach or threatened breach by Employee of Articles 4 and 5 hereof will be inadequate. Therefore, CDS shall be entitled to injunctive and other equitable relief restraining Employee from violating those requirements, in addition to any other remedies that may be available to CDS under this Agreement or applicable law.

     IN WITNESS WHEREOF, CDS and Employee have executed this Agreement as of the date first set forth above.

CASINO DATA SYSTEMS,                     EMPLOYEE
a Nevada corporation

By:  /s/  LEE LEMAS                      /s/  STEVEN A. WEISS
     ----------------------------        --------------------------
     Its: Chief Financial Officer        Steven A. Weiss


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                                                           EXHIBIT A


Employee:       Steven A. Weiss
                --------------------------------------------------------------

Position:       Chief Executive Officer and Chief Technical Officer
                --------------------------------------------------------------

Supervisor:     Board of Directors
                --------------------------------------------------------------

Compensation Continuation Period:    Two years
                                  --------------------------------------------

Base Salary:    $300,000
                --------------------------------------------------------------

Annual Bonus:   Up to 50% of base salary
                --------------------------------------------------------------

Car Allowance:  $800, monthly
                --------------------------------------------------------------

Additional Terms:     CDS AGREES TO KEEP CONFIDENTIAL AND NOT DISCLOSE TO ANY
                      THIRD PARTY, INFORMATION CONCERNING EMPLOYEE'S PERSONEL
                      RECORDS, INCLUDING FINANCIAL AND BACKGROUND INFORMATION,
                      EXCEPT AS MAY BE REQUIRED BY LAW OR BY GAMING REGULATORY
                      AUTHORITIES.